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                                                                   EXHIBIT 4 (D)

                             CERTIFICATE OF TRUST

                                      OF

                                 RIGGS CAPITAL


     This Certificate of Trust of Riggs Capital II (the "Trust"), dated March 4, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

          1. Name. The name of the business trust being formed hereby is Riggs Capital II.

          2. Delaware Trustees. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware, 19711.

          3. Effective Date. This Certificate of Trust shall be effective as of March 4, 1997.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                     THE   BANK   OF   NEW   YORK
                                        (DELAWARE), as Trustee



                                     By:   /s/ Mary Jane Morrisey
                                          ------------------------
                                          Name: Mary Jane Morrissey
                                          Title:Authorized Signatory


                                            /s/ Linda A. Madrid
                                          -----------------------
                                          Linda A. Madrid,
                                               as Trustee

                                            /s/ Timothy C. Coughlin
                                          --------------------------
                                          Timothy C. Coughlin
                                               as Trustee